UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2013

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

At its regularly scheduled meeting on October 15, 2013, the Board of Directors of Modine Manufacturing Company (the “Company”) unanimously approved changes to the Company’s bylaws, effective as of October 15, 2013.  These amendments are the result of the Board’s periodic review of the Company’s corporate governance practices, and are intended generally to update certain provisions of the Company’s bylaws to comport with both with the Company’s business practices and other recognized best practices.  The following is a summary of material changes to the Company’s bylaws:

•	revision of various provisions of the Bylaws that currently refer to the Chairperson of the Board to also provide for the position of Lead Director;

•	revision of Section 2.04(b) of the Bylaws to permit the Lead Director, the presiding officer or any duly authorized officer of the Company to adjourn annual or special meetings of the Company’s shareholders; and

•	revision of the advance notice provisions in Section 2.11(a)(ii) of the Bylaws to clarify the distinction between Rule 14a-8 shareholder proposals and advance notice for director nominations or other business to be brought before shareholders’ meetings.

The foregoing summary is qualified in its entirety by reference to the bylaws, a copy of which is included as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

3.1	Bylaws of Modine Manufacturing Company, as amended, effective October 15, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President, General Counsel and Secretary

Date: October 16, 2013

Exhibit Index

Exhibit No.	Exhibit Description

3.1	Bylaws of Modine Manufacturing Company, as amended, effective October 15, 2013